-------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 2, 2000
                           -------------------------

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that pursuant to its By-Laws and call of its Directors, the regular meeting of shareholders of the PENSECO FINANCIAL SERVICES CORPORATION will be held at the Central City Office of Penn Security Bank and Trust Company located at 150 North Washington Avenue, Scranton, Pennsylvania, on Tuesday, May 2, 2000, at 2:00 P.M. for the purpose of considering and acting upon the following matters:

     1. Electing three (3) Directors of the Class of 2004 to serve for four (4) years and until their successors are elected.

     2. Whatever other business may be brought before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 3, 2000 shall be entitled to vote at the meeting. If you do not expect to be personally present, please sign the enclosed proxy, be sure to date the same, and return at your earliest convenience in the enclosed, stamped envelope.

                       BY ORDER OF THE BOARD OF DIRECTORS

                       P. FRANK KOZIK

                       Secretary





March 24, 2000

                     PENSECO FINANCIAL SERVICES CORPORATION
            150 North Washington Avenue, Scranton, Pennsylvania 18503

PROXY STATEMENT MAILED MARCH 24, 2000 FOR THE ANNUAL MEETING TO BE HELD TUESDAY, MAY 2, 2000, AT 2:00 P.M. AT THE CENTRAL CITY OFFICE OF PENN SECURITY BANK AND TRUST COMPANY LOCATED AT 150 NORTH WASHINGTON AVENUE, SCRANTON, PENNSYLVANIA.

                                  INTRODUCTION

     Penn Security Bank and Trust Company (hereinafter, the "Bank") is a wholly-owned subsidiary of Penseco Financial Services Corporation (hereinafter, the "Company"). This Proxy Statement, while prepared in connection with the Annual Meeting of Shareholders of the Company, contains certain information relating to the Bank which will be identified where appropriate.

                              REVOCABILITY OF PROXY

     Any person giving the proxy herein solicited may revoke it at any time prior to its being voted at the annual meeting by submitting a later dated proxy, or by contacting the Secretary, P. Frank Kozik, in writing prior to the meeting indicating the shareholder's intention to revoke the proxy. Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person.

                         PERSON MAKING THE SOLICITATION

     The solicitation is made by order of the Board of Directors of the Company, the cost of which will be borne by the Company. Solicitation is being made primarily by use of the mail, but the management may solicit proxies by telephone or personal interview.

                  VOTING SECURITIES & PRINCIPAL HOLDERS THEREOF

     The number of shares of common stock outstanding and entitled to vote at the annual shareholders' meeting is 2,148,000 as of this date. Only those shareholders of record at the close of business on March 3, 2000 shall be entitled to vote. The presence, in person or by proxy, of the holders of a majority of the total number of outstanding shares and entitled to vote is necessary to constitute a quorum at the annual shareholders' meeting.

     In the election of Directors, each shareholder has cumulative voting rights and is entitled to cast in the aggregate as many votes as the number of shares owned, multiplied by the number of Directors to be elected and to cast such votes for one candidate or to distribute such votes among two or more candidates. The candidates receiving the highest number of votes up to the number of Directors to be chosen shall be elected. The proxy permits a shareholder to vote for or withhold his vote from the election of Directors. The proxyholders named on the Proxy will vote for the Board's nominees unless the shareholder has withheld his vote from some or all of the nominees. Such proxyholders may exercise discretionary authority to cumulate votes in the election of Directors by distributing the votes they are authorized to cast among the Board's nominees in order to elect the largest possible number of them (in the event there is a nominee or nominees other than the Board's nominees), and, to the extent possible, in order to cast the same number of votes for each Board nominee. On other matters, each share of stock entitles the owner thereof to one vote. Abstentions and broker non-votes are not included as votes cast.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain of its executive officers and persons who own more than ten percent of a registered class of the Company's common stock (currently there are no such persons), to file reports of ownership and changes in ownership with respect to shares of the Company's common stock beneficially owned by them with the Securities and Exchange Commission and to furnish the Company with copies of all forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no such forms were required for those persons, the Company believes that during fiscal 1999 all required reports were filed on a timely basis.

     The following table sets forth, as of March 3, 2000, the amount and percentage of the common stock of the Company beneficially owned by each Director and all Principal Officers and Directors of the Company as a group. No shareholder owns 5% or more of the Company's stock.

         Name of Individual              Amount and Nature            Percent of
         or Identity of Group            of Beneficial Ownership(1)    Class
         --------------------            --------------------------    -----
Edwin J. Butler..........................        24,028(2)             1.119%
Richard E. Grimm.........................         3,554(3)              .165%
Russell C. Hazelton......................        14,076(4)              .655%
D. William Hume..........................         3,531(5)              .164%
James G. Keisling........................        18,452(6)              .859%
P. Frank Kozik...........................        16,616(7)              .774%
Robert W. Naismith.......................        19,452(8)              .906%
James B. Nicholas........................         5,368(9)              .250%
Emily S. Perry...........................         2,100(10)             .098%
Sandra C. Phillips.......................        72,000(11)            3.352%
Otto P. Robinson, Jr.....................        80,866(12)            3.765%
Steven L. Weinberger.....................           100                 .005%
All Directors and Principal Officers
     as a group (25 in group) ...........       282,574               13.155%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 3, 2000. Beneficial ownership may be disclaimed as to certain of the securities.

(2) This total includes 18,572 shares owned jointly by Mr. Butler and his wife, 3,024 shares owned jointly with his children, and 2,132 shares in a self-directed IRA in Penn Security Bank's Trust Department.

(3) This total includes 680 shares owned jointly by Mr. Grimm and his wife and includes 2,870 shares held by Penn Security Bank under its Employee Stock Ownership Plan in which Mr. Grimm has a vested interest.

(4) This total includes 8,724 shares owned jointly by Mr. Hazelton and his wife and 960 shares in a self-directed IRA in Penn Security Bank's Trust Department.

(5) This total includes 420 shares owned jointly by Mr. Hume and his wife and includes 3,071 shares in a self-directed IRA in Penn Security Bank's Trust Department.

(6) This total includes 1,400 shares owned jointly by Mr. Keisling and his wife, 2,100 shares owned by Mr. Keisling's wife, 4,744 shares in a self-directed IRA and 9,608 shares in a custodial account, both in Penn Security Bank's Trust Department.

(7) This total includes 15,996 shares owned jointly by Mr. Kozik and his wife and 500 shares owned by Scranton Craftsmen Profit Sharing Plan, for which Mr. Kozik is Trustee.

(8) This total includes 13,500 shares owned jointly by Dr. Naismith and his wife and 5,952 shares in a self-directed IRA in Penn Security Bank's Trust Department.

(9) This total includes 658 shares owned by Mr. Nicholas' wife and daughter, 700 shares in a self-directed IRA in Penn Security Bank's Trust Department and 1,600 shares owned by D. G. Nicholas Profit Sharing Plan, for which Mr. Nicholas is Trustee.

(10) This total includes 1,680 shares owned jointly by Mrs. Perry, her husband and her children.

(11) These shares are held by Penn Security Bank's Trust Department.

(12) This total includes 9,456 shares owned jointly by Mr. Robinson and his wife, 24,712 shares owned by Mr. Robinson's wife and children, and includes 5,818 shares held by Penn Security Bank under its Employee Stock Ownership Plan in which Mr. Robinson has a vested interest.

                              ELECTION OF DIRECTORS

INTRODUCTION

     Pursuant to Article III of the Company's By-Laws, the Board of Directors shall consist of not fewer than five (5) or more than fifteen (15) members, with four (4) classes of Directors, each class being as nearly equal in number as possible.

     Three (3) Directors of the Class of 2004 are to be elected at the Annual Meeting. Each Director of the Class of 2004 will serve for a term of four (4) years and until his successor is elected. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the three (3) nominees named below. Other nominations may be submitted in accordance with
Article II of the Company's By-Laws, which provides that any person intending to nominate at the annual meeting a candidate or candidates for the Board of Directors other than those nominated by management must notify the Company by certified mail, return receipt requested, which notice the Company must be in receipt of at least forty-five (45) days before said meeting, of his intent to do so giving the name(s) and address(es) of the person(s) he intends to nominate. Any solicitation by or on behalf of such candidate is subject to Federal Securities Laws and must comply therewith. The judge or judges of election shall not count any votes solicited by or on behalf of any such candidate in violation of the Federal Securities Laws or for any such candidate nominated without prior notice thereof having been received by the Company as required above.

NOMINEES

     The names of the nominees for Directors of the Class of 2004, and the Directors in the Classes of 2001, 2002 and 2003 who will continue in office after the Annual Meeting and until the expiration of their respective terms, together with certain information regarding them, are as follows:

                              NOMINEES FOR DIRECTOR


                                                                                                                            Term
                                            Principal Occupation                                               Director     Will
Name                        Age              For Past Five Years                                                Since      EXPIRE*
----                        ---              -------------------                                                -----      ------
CLASS OF 2004
-------------
Russell C. Hazelton         65       Mr. Hazelton is a retired Captain for Trans World Airlines.                1977        2004

Robert W. Naismith,         55       Dr. Naismith is Chairman and Chief Executive Officer                       1988        2004
Ph.D.                                of eMedsecurities, Inc., an electronic affinity investment banking firm focused on healthcare and the life sciences
                                     industry.  Dr. Naismith formerly was Managing Director
                                     of Healthcare at BlueStone Capital Partners, New York
                                     City.

Emily S. Perry              59       Mrs. Perry is an Account Executive at Murray                               1983        2004
                                     Insurance Company, Scranton, PA.

*If elected at the Annual Meeting

     It is the intent of the persons named in the proxy to vote for the nominees listed in the above schedule. Management is not aware of any nominees unavailable for election. In the event, however, that vacancies occur, such shares may be voted for substitute nominees, if any, designated by management.

                         DIRECTORS TO CONTINUE IN OFFICE


                                                                                                                            Term
                                            Principal Occupation                                               Director     Will
Name                        Age              For Past Five Years                                                Since      EXPIRE
----                        ---              -------------------                                                -----      ------
CLASS OF 2001
-------------
Richard E. Grimm            51       Executive Vice-President and Treasurer.  Mr. Grimm                         1994        2001
                                     has served the Bank as Executive Vice-President
                                     and Cashier since 1994.

James B. Nicholas           48       Mr. Nicholas is President of D.G. Nicholas Co.,                            1981        2001
                                     Scranton, PA, a wholesale Auto Parts Company.

Sandra C. Phillips          57       Mrs. Phillips has served on the Bank's Abington                            1994        2001
                                     Advisory Board since 1984.  She is active in
                                     various community associations and organizations.

CLASS OF 2002
-------------
D. William Hume             73       Mr. Hume retired in January, 1999 and was Senior                           1991        2002
                                     Vice-President and Assistant Secretary of the Bank at
                                     that time.  Previously, Mr. Hume served the Bank as
                                     Executive Vice-President and Cashier.

James G. Keisling           51       Mr. Keisling is a partner in Compression Polymers                          1984        2002
                                     Group, manufacturers of plastic sheet products.

Otto P. Robinson, Jr.       61       President, CEO and General Counsel.  Mr. Robinson
                                     is a practicing attorney.  Mr. Robinson has since his                      1967        2002
                                     election as President in 1975, been devoting most
                                     of his time to banking matters.

CLASS OF 2003
-------------
Edwin J. Butler             73       Mr. Butler retired in September, 1991 and was                              1977        2003
                                     Executive Vice-President and Cashier of the Bank.

P. Frank Kozik              60       Secretary (non-active officer).  Mr. Kozik is President
                                     of Scranton Craftsmen, Inc., Throop, PA, a corporation                     1981        2003
                                     dealing in ornamental and miscellaneous iron and
                                     pre-cast concrete products.

Steven L. Weinberger        52       Mr. Weinberger is Vice-President of G. Weinberger                          1999        2003
                                     Company, Old Forge, PA, a mechanical contractor special-
                                     izing in commercial and industrial construction.

              BOARD AND COMMITTEE MEETINGS; DIRECTORS' COMPENSATION

     The Company has a standing Audit Committee of the Board consisting of Directors Edwin J. Butler, Russell C. Hazelton, James G. Keisling and P. Frank Kozik, none of whom are operating officers of the Company. Meetings of the committee are held approximately once each quarter to discuss the quarterly reports of the Company's Internal Auditor and management's response thereto and report to the Board thereon. In addition, at one of the meetings, the Audit Committee meets with the Company's independent external audit firm to discuss the results of the annual CPA audit. Last year there were four meetings of the Audit Committee.

     The Company has a standing Compensation Committee of the Board consisting of Directors Edwin J. Butler, P. Frank Kozik, Robert W. Naismith, Emily S. Perry and Otto P. Robinson, Jr. The committee recommends to the Board of Directors the compensation to be paid to the Executive Officers of the Company as well as general guidelines for compensation of the employees of the Bank. Two meetings of the committee were held in 1999.

     The Company does not have a standing Nominating Committee of the Board.

     The Board of Directors met 27 times in 1999. All Directors attended at least 75% of the total of the Board of Directors meetings and the committee meetings of which they were members.

     During 1999, Directors received an annual retainer of $6,000.00 plus $500.00 for each Board meeting attended and $200.00 for each committee meeting attended. Directors who are operating officers of the Company do not receive fees for committee meetings attended.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for fiscal years 1997 through 1999, the total compensation paid by the Company for services in all capacities to the Company's Chief Executive Officer and to each of the Company's most highly compensated executive officers who received compensation in excess of $100,000.00 for the fiscal year ended December 31, 1999:

                             ANNUAL COMPENSATION (1)
                   ------------------------------------------

Name and                                                            All Other
Principal Position            Year    Salary ($)    Bonus($)     Compensation($)
------------------            ----    ----------    --------     ---------------

Otto P. Robinson, Jr.         1999    207,718.00    10,386.00     23,433.21 (2)
President, CEO &              1998    197,827.00        --        20,221.85 (3)
General Counsel               1997    193,948.00    15,516.00     28,939.17 (4)

Richard E. Grimm              1999    113,904.00     9,112.00      2,098.84 (5)
Executive Vice-President      1998    108,480.00     8,678.00        457.66 (5)
 & Treasurer                  1997    105,321.00    10,532.00      3,271.85 (5)

Peter F. Moylan               1999    112,400.00     8,992.00       1,867.99(5)
Executive Vice-President
 & Trust Officer


(1) Other annual compensation received by Mr. Robinson consisted of the use of a Bank owned automobile. For each fiscal year disclosed, the aggregate amount of this perquisite received by Mr. Robinson was less than 10% of his salary and bonus and is, therefore, not reportable.
(2) "All Other Compensation" consists of a cash contribution to the Employee Stock Ownership Plan of $2,704.21 which may be used to purchase shares of the Company's stock and $20,729.00 for Supplemental Benefit Plan described on page 8.
(3) "All Other Compensation" consists of a cash contribution to the Retirement Profit Sharing Plan of $616.85 and $19,605.00 for Supplemental Benefit Plan described on page 8.
(4) "All Other Compensation" consists of a cash contribution to the Employee Stock Ownership Plan of $4,236.17 which may be used to purchase shares of the Company's stock and $24,703.00 for Supplemental Benefit Plan described on page 8.
(5) "All Other Compensation" consists of a cash contribution to the Employee Stock Ownership Plan which may be used to purchase shares of the Company's stock.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's compensation program for executive officers is administered by the Compensation Committee of the Board of Directors ("Committee"). The Committee makes recommendations to the Board of Directors regarding the compensation arrangements for executive officers, including the Chief Executive Officer. The compensation program for the Company's executive officers consists of a base salary, annual cash bonus, and other perquisites. In 1999, Otto P. Robinson, Jr., the President and Chief Executive Officer, was the only executive officer to receive a perquisite, which was the use of a Bank owned automobile.

     The Committee determines executive base salaries by level of responsibility, individual performances and, to a lesser degree, Company performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. After reviewing individual performances for the year and available information on salaries at other financial institutions of similar size, the Chief Executive Officer makes recommendations to the Committee concerning the base salaries of other executive officers. Using the same review process, the Committee makes recommendations to the Board regarding the Chief Executive Officer.

     Annual cash bonuses are intended to focus the efforts of executive officers on the attainment of specific annual performance goals which will promote the overall success of the Company. The Chief Executive Officer evaluates other executive officers in their achievement of specific goals and makes recommendations to the Committee regarding bonuses to be awarded. The Committee recommends to the Board the annual bonus for the Chief Executive Officer based to a large degree upon the financial performance of the Company using such financial measures as earnings per share, return on average assets and return on average equity. Mr. Robinson's cash bonus for 1999 resulted from the Company's favorable performance measures of $2.17 earnings per share, 1.08% return on average assets and 10.12% return on average equity. The President and Chief Executive Officer did not participate in the decision by the Board of Directors relating to his base salary and annual cash bonus.

                                            MEMBERS OF THE COMMITTEE
                                            Robert W. Naismith, Ph.D., Chairman
                                            Edwin J. Butler
                                            P. Frank Kozik
                                            Emily S. Perry
                                            Otto P. Robinson, Jr.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, the Company employed Otto P. Robinson, Jr. as its President and Chief Executive Officer. Mr. Edwin J. Butler IS A RETIRED OFFICER OF THE BANK. Mr. Robinson abstained from all voting regarding his own compensation.


                             EMPLOYEE BENEFIT PLANS

     Principal officers of the Bank participate in the Bank's employee benefit programs on the same basis as all other employees and only receive the same benefits as all other employees.

     Penn Security Bank and Trust Company maintains a qualified defined benefit retirement (Pension) plan for its employees and officers. Directors who are non-active officers are not included in the plan. In 1999, the Bank did not contribute to the plan. Under the funding method employed for this plan, the amount of contribution, payment or accrual in respect of a specified person is not and cannot readily be separately or individually calculated for the plan.

     Remuneration for pension benefit purposes includes all earnings reportable as IRS Form W-2 wages for Federal income tax withholding purposes. Final Average Compensation means the average compensation paid to an employee during the five consecutive calendar years out of the final ten years of service which produces the highest average.

       ESTIMATED ANNUAL RETIREMENT BENEFIT AT AGE 65.

                                                    Years of Service

Average Annual
  Earnings               10 Yrs.        20 Yrs.        30 Yrs.         40 Yrs.
  --------               -------        -------        -------         -------
$ 25,000.00            $ 2,500.00     $ 5,000.00     $ 7,500.00      $10,000.00
  50,000.00              5,847.00      11,694.00      17,541.00       23,388.00
  75,000.00              9,597.00      19,194.00      28,791.00       38,388.00
 100,000.00             13,347.00      26,694.00      40,041.00       53,388.00
 125,000.00             17,097.00      34,194.00      51,291.00       68,388.00
 150,000.00             20,847.00      41,694.00      62,541.00       83,388.00
 160,000.00 & OVER      22,347.00      44,694.00      67,041.00       89,388.00

     The above table of estimated annual retirement benefits is representative of an employee currently age 65 whose salary remained unchanged during his last five years of employment and whose benefit will be paid for the remainder of his life. The benefits payable under the plan are subject to the maximum benefit limitations of Section 401 (a)(17) of the Internal Revenue Code. Benefits based on normal retirement at age 65 provided for an annual pension equal to 1% of his Final Average Compensation up to his Covered Compensation, plus 1 1/2% of his Final Average Compensation in excess of his Covered Compensation per year of Credited Service, not beyond his normal retirement date, with partial credit for fractional years. Covered Compensation is determined in accordance with the Social Security Act as in effect at the time of the employee's final termination of employment. Covered Compensation is the average annual wage covered under the Social Security Act throughout the employee's working lifetime. In accordance with the Social Security Act, maximum Covered Compensation for the year 1999 was $33,060.00.

     The years of creditable service as of December 31, 1999 for Messrs. Robinson, Grimm and Moylan were 24, 20 and 0, respectively.

     SUPPLEMENTAL BENEFIT PLAN AGREEMENT. Penn Security Bank and Trust Company has entered into a Supplemental Benefit Plan Agreement (the "Plan") dated December 28, 1995 with a retroactive effective date of January 1, 1994, with Mr. Robinson. The purpose of the Supplemental Benefit is to grant additional benefits in excess of those accrued in the pension plan due to the limit on compensation contained in Section 401 (a)(17) of the Code. The Plan is intended to be an unfunded excess benefit plan under Section (3)(36) of the Employee Retirement Income Security

Act of 1974 (ERISA). The Plan provides that if Mr. Robinson retires from employment with Penn Security Bank and Trust Company at his Normal Retirement Date, he shall be entitled to receive a benefit equal to (a) the benefit which would have accrued under the provision of the Pension Plan, if such Pension Plan were administered without regard to the limitations under Code Section 401
(a)(17), less, (b) the amount of the Normal Retirement Benefit which he is entitled to receive under the Pension Plan. If he retired from employment at his Early Retirement Date, he shall be entitled to receive a benefit equal to (a) the benefit which would have accrued under the provisions of the Pension Plan computed in accordance with Section 3.1 to his Early Retirement Date, less (b) the amount of his Early Retirement Benefit which he would be entitled to receive under the Plan. If Early Retirement Benefits commence prior to his Normal Retirement Date, the benefits payable under the Plan and the Pension Plan shall be actuarially reduced for such early commencement to the extent provided under the terms of the Pension Plan. If retirement is after his Normal Retirement Date, he shall be entitled to receive a benefit equal to (a) the benefit which would have accrued under the provisions of the Pension Plan, computed in accordance with Section 3.1 to his Deferred Retirement Date, less, (b) the amount of Deferred Retirement Benefit which he is entitled to receive under the Pension Plan. In no event will Mr. Robinson be entitled to receive total benefits from the Plan and the Pension Plan in excess of the benefit he would have received from the Pension Plan if the limitations under Code Section 401
(a)(17) were not applicable to the Pension Plan. If Mr. Robinson terminates employment with Penn Security Bank and Trust Company for any reason, the Accrued Benefit at the date of termination shall be valued and payable in an aggregate amount equal to his accrued benefit. Any such payments will be paid from the Bank's general assets. If a Change of Control of Penn Security Bank and Trust Company occurs, Mr. Robinson's accrued benefit shall be valued and payable in accordance with the provisions stated above. "Change of Control" shall occur when any person other than the Bank obtains ownership or voting power with respect to greater than 50 percent of the aggregate value or voting power, as applicable, of the Employer's capital stock.

     The Bank's Retirement Profit Sharing Plan includes employees as well as officers. Directors who are non-active officers are not included in the plan. Under the plan, amounts voted by the Board of Directors are paid into a fund and each employee is credited with a share in proportion to his annual compensation. Upon retirement or death or termination or disability, each employee is paid the total amount of his credits in the fund in one of a number of optional ways. In 1999, the Bank did not contribute to the Retirement Profit Sharing Plan.

     The Bank's Employee Stock Ownership Plan (ESOP), includes employees as well as officers. Directors who are non-active officers are not included in the plan. Under the plan, amounts voted by the Board of Directors are paid into the ESOP and each employee is credited with a share in proportion to his annual compensation. All contributions to the ESOP are invested in or will be invested primarily in Penseco Financial Services Corporation Stock. In 1999, the Bank contributed $90,000.00 to ESOP. Distribution of a participant's stock account occurs upon retirement or death or disability or termination of employment.

               TRANSACTIONS WITH DIRECTORS AND PRINCIPAL OFFICERS

     The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with Directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risks of collectability or present other unfavorable features. These persons and firms were indebted to the Bank for loans totaling $5,137,800.58 and $3,962,663.87 at February 1, 2000 and 1999, respectively. Such loans had a maximum unpaid balance in the aggregate of $5,830,166.16 and $5,295,932.80 during the years ended December 31, 1999 and 1998, respectively.

     In this Proxy Statement, the term "officer" means the President, Executive Vice-Presidents, Senior Vice-Presidents, Vice-Presidents, Treasurer, Secretary, Controller and Manager, Data Processing.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph sets forth comparative information regarding the Company's cumulative shareholder return on its common stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the investment period. The Company's cumulative shareholder return based on an investment of $100 at the beginning of the five-year period beginning December 31, 1994 is compared to the cumulative total return of the S & P 500 Index ("S & P 500") and the S & P Major Regional Bank Index ("S & P Banks"). The yearly points marked on the horizontal axis of the graph correspond to December 31st of that year.




                       1994      1995      1996      1997      1998      1999
PSB&T ..............  100.00    104.49    106.18    133.93    195.73    126.29
S&P 500 ............  100.00    137.20    164.55    214.70    271.23    323.56
S&P BANKS ..........  100.00    151.64    200.81    294.86    318.69    353.91

                                    AUDITORS

     The Board of Directors has selected McGrail, Merkel, Quinn and Associates, Certified Public Accountants, to conduct an independent audit of the financial statements of the Company for the year 1999, and it is expected they will be selected for the year 2000. Representatives of the firm are expected to be present at the meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Mr. Robert
P. Heim was re-elected by the Board of Directors this year to the position of Director of Internal Audit. Mr. Heim will be present at the annual meeting to respond to any appropriate questions.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any shareholder proposal submitted for inclusion in the Company's proxy statement and form of proxy for the 2001 Annual Meeting of shareholders must be received at the Company's Executive Offices, 150 North Washington Avenue, Scranton, Pennsylvania 18503 on or before December 15, 2000.

                                  OTHER MATTERS

     The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or its management at the meeting. If any other business is presented at said meeting, the proxy herein solicited will be voted in accordance with the recommendations of the Board of Directors.

By order of the Board of Directors, March 24, 2000.


                                     PENSECO FINANCIAL SERVICES CORPORATION
                                         Scranton, Pennsylvania   18503
                                              OTTO P. ROBINSON, JR.
                                                    President

MARCH 24, 2000
NOTICE

     THE COMPANY WILL, WITHOUT CHARGE, ON WRITTEN REQUEST OF ANY PERSON WHOSE PROXY HAS BEEN SOLICITED FOR THE 2000 ANNUAL MEETING, MAIL TO SAID PERSON A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR. WRITTEN REQUESTS SHOULD BE SUBMITTED TO:

                     PATRICK SCANLON, CONTROLLER
                     PENSECO FINANCIAL SERVICES CORPORATION
                     150 NORTH WASHINGTON AVENUE
                     SCRANTON, PENNSYLVANIA  18503

     THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS, INCLUDING FORM 10-K, ACCOMPANIES THIS STATEMENT AND COPIES ARE AVAILABLE TO THE PUBLIC. THE ANNUAL REPORT SERVES AS THE COMPANY'S ANNUAL DISCLOSURE STATEMENT AS REQUIRED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AND MAY BE OBTAINED AT ANY BRANCH LOCATION OF THE BANK, OR BY CONTACTING PATRICK SCANLON, CONTROLLER, PENSECO FINANCIAL SERVICES CORPORATION, 150 NORTH WASHINGTON AVENUE, SCRANTON, PENNSYLVANIA 18503. PHONE (570)346-7741 OR (800)327-0394.

                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS, THAT I, THE UNDERSIGNED SHAREHOLDER IN THE PENSECO FINANCIAL SERVICES CORPORATION (the "COMPANY"), DO HEREBY NOMINATE, CONSTITUTE AND APPOINT CAROL GEMMELL, RICHARD C. KUNKLE AND AVERANDA MECCA and each of them (with full power to act without the others) my true and lawful attorney(s) with full power of substitution, for me and in my name, place AND STEAD TO VOTE ALL OF THE STOCK OF THE SAID PENSECO FINANCIAL SERVICES CORPORATION, standing in my name on the books of the said Company on March 3, 2000, at the annual meeting of the shareholders thereof to be held at the Central City Office of Penn Security Bank and Trust Company located at 150 North Washington Avenue, Scranton, Pennsylvania on Tuesday, May 2, 2000, at 2:00 P.M. or at any adjournment or adjournments thereof, hereby revoking all proxies by me heretofore made, with all the powers the undersigned would possess if personally present at said meeting as follows:

     1. ELECTION OF DIRECTORS: For the election of three (3) Directors of the Class of 2004, listed in the proxy statement dated March 24, 2000 accompanying the notice of the said meeting, as Directors of the Company to serve for four
(4) years and until their successors are elected.

   FOR ALL NOMINEE(S) listed                    WITHHOLD AUTHORITY
     below (except as marked to the               to vote for all nominees
     contrary below). |_|                         listed below. |_|


(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark the box next to the nominee's name below.)


         CLASS OF 2004
         -------------
 _                           _                                 _
|_| Russell C. Hazelton     |_| Robert W. Naismith, Ph.D.     |_| Emily S. Perry


     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH INSTRUCTIONS OF MANAGEMENT ON OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

         IN   WITNESS   WHEREOF,    I   have   hereunto   set   my   hand   this
_________________day of ________________________, 2000.

                         ______________________________________________SIGNATURE

                         ______________________________________________SIGNATURE

         (EXECUTE PROXY AND RETURN IN STAMPED ENVELOPE FOR THIS PURPOSE)